PRESS RELEASE

AbbVie Reports First-Quarter 2026 Financial Results

•Reports First-Quarter Diluted EPS of $0.39 on a GAAP Basis, a Decrease of 45.8 Percent; Adjusted Diluted EPS of $2.65, an Increase of 7.7 Percent; These Results Include an Unfavorable Impact of $0.41 Per Share Related to Acquired IPR&D and Milestones Expense

•Delivers First-Quarter Net Revenues of $15.002 Billion, an Increase of 12.4 Percent on a Reported Basis or 10.3 Percent on an Operational Basis

•First-Quarter Global Net Revenues from the Immunology Portfolio Were $7.290 Billion, an Increase of 16.4 Percent on a Reported Basis, or 14.3 Percent on an Operational Basis; Global Skyrizi Net Revenues Were $4.483 Billion; Global Rinvoq Net Revenues Were $2.119 Billion; Global Humira Net Revenues Were $688 Million

•First-Quarter Global Net Revenues from the Neuroscience Portfolio Were $2.875 Billion, an Increase of 26.0 Percent on a Reported Basis, or 24.3 Percent on an Operational Basis; Global Vraylar Net Revenues Were $905 Million; Global Botox Therapeutic Net Revenues Were $1.009 Billion; Combined Global Ubrelvy and Qulipta Net Revenues Were $635 Million; Global Vyalev Net Revenues Were $201 Million

•First-Quarter Global Net Revenues from the Oncology Portfolio Were $1.631 Billion, a Decrease of 0.2 Percent on a Reported Basis, or 3.0 Percent on an Operational Basis; Global Venclexta Net Revenues Were $770 Million; Global Imbruvica Net Revenues Were $556 Million; Global Elahere Net Revenues Were $198 Million

•First-Quarter Global Net Revenues from the Aesthetics Portfolio Were $1.186 Billion, an Increase of 7.6 Percent on a Reported Basis, or 5.1 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $668 Million; Global Juvederm Net Revenues Were $232 Million

•Raises 2026 Adjusted Diluted EPS Guidance Range from $13.96 - $14.16 to $14.08 - $14.28, which Includes an Unfavorable Impact of $0.41 Per Share Related to Acquired IPR&D and Milestones Expense Incurred Year-To-Date Through the First Quarter 2026

NORTH CHICAGO, Ill., April 29, 2026 – AbbVie (NYSE:ABBV) announced financial results for the first quarter ended March 31, 2026.

“We are off to an excellent start in 2026, with first-quarter results exceeding our expectations. AbbVie’s key growth drivers continue to deliver strong performance and support our enhanced full-year outlook,” said Robert A. Michael, chairman and chief executive officer, AbbVie. “We are also generating exciting data and advancing numerous programs across all stages of development. Our pipeline progress and solid business fundamentals position AbbVie for robust long-term growth.”

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	1

First-Quarter Results

•Worldwide net revenues were $15.002 billion, an increase of 12.4 percent on a reported basis, or 10.3 percent on an operational basis.

•Global net revenues from the immunology portfolio were $7.290 billion, an increase of 16.4 percent on a reported basis, or 14.3 percent on an operational basis.
◦Global Skyrizi net revenues were $4.483 billion, an increase of 30.9 percent on a reported basis, or 29.2 percent on an operational basis.
◦Global Rinvoq net revenues were $2.119 billion, an increase of 23.3 percent on a reported basis, or 20.2 percent on an operational basis.
◦Global Humira net revenues were $688 million, a decrease of 38.6 percent on a reported basis, or 40.3 percent on an operational basis.

•Global net revenues from the neuroscience portfolio were $2.875 billion, an increase of 26.0 percent on a reported basis, or 24.3 percent on an operational basis.
◦Global Vraylar net revenues were $905 million, an increase of 18.4 percent.
◦Global Botox Therapeutic net revenues were $1.009 billion, an increase of 16.5 percent on a reported basis, or 14.9 percent on an operational basis.
◦Global Ubrelvy net revenues were $339 million, an increase of 41.4 percent on a reported basis, or 41.2 percent on an operational basis.
◦Global Qulipta net revenues were $296 million, an increase of 53.6 percent on a reported basis, or 51.3 percent on an operational basis.
◦Global Vyalev net revenues were $201 million.

•Global net revenues from the oncology portfolio were $1.631 billion, a decrease of 0.2 percent on a reported basis, or 3.0 percent on an operational basis.
◦Global Venclexta net revenues were $770 million, an increase of 15.7 percent on a reported basis, or 9.7 percent on an operational basis.
◦Global Imbruvica net revenues were $556 million, a decrease of 24.7 percent.
◦Global Elahere net revenues were $198 million, an increase of 10.7 percent on a reported basis, or 8.3 percent on an operational basis.

•Global net revenues from the aesthetics portfolio were $1.186 billion, an increase of 7.6 percent on a reported basis, or 5.1 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $668 million, an increase of 20.2 percent on a reported basis, or 17.0 percent on an operational basis.
◦Global Juvederm net revenues were $232 million, an increase of 0.4 percent on a reported basis, or a decrease of 2.9 percent on an operational basis.

•On a GAAP basis, the gross margin ratio in the first quarter was 71.9 percent. The adjusted gross margin ratio was 83.6 percent.

•On a GAAP basis, selling, general and administrative (SG&A) expense was 23.9 percent of net revenues. The adjusted SG&A expense was 22.7 percent of net revenues.

•On a GAAP basis, research and development (R&D) expense was 16.5 percent of net revenues. The adjusted R&D expense was 15.1 percent of net revenues.

•Acquired IPR&D and milestones expense was 5.0 percent of net revenues.

•On a GAAP basis, the operating margin ratio in the first quarter was 26.6 percent. The adjusted operating margin ratio was 40.8 percent.

•Net interest expense was $645 million.

•On a GAAP basis, the tax rate in the quarter was 32.9 percent. The adjusted tax rate was 15.4 percent.

•Diluted earnings per share (EPS) in the first quarter was $0.39 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.65. These results include an unfavorable impact of $0.41 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced it submitted an application to the U.S. Food and Drug Administration (FDA) seeking approval for Skyrizi (risankizumab) for subcutaneous (SC) induction in the treatment of adult patients with moderately to severely active Crohn’s disease (CD). AbbVie expects an approval decision later this year, which would offer adult CD patients an additional option for induction of Skyrizi. The submission is supported by data from the Phase 3 AFFIRM study evaluating the efficacy and safety of Skyrizi SC induction in adult patients with moderately to severely active CD. In the study, Skyrizi achieved superiority for the co-primary and ranked secondary endpoints at week 12 for induction delivered by SC injection versus placebo. The safety profile of Skyrizi SC induction was consistent with its known profile in CD, with no new safety risks observed.

•AbbVie announced it submitted an application to the FDA for a new indication for Rinvoq (upadacitinib) in the treatment of adult and adolescent patients with severe alopecia areata (AA). The submission is supported by data from the Phase 3 UP-AA clinical program in which Rinvoq achieved the primary endpoint as well as key secondary endpoints.

•At the 2026 American Academy of Dermatology (AAD) Annual Meeting, AbbVie presented key data reinforcing the company's leadership in advancing standards of care across immune-mediated skin diseases. Presentations showcased the efficacy and safety of Skyrizi in psoriatic disease, real-world evidence of minimal disease activity and clinical long-term safety outcomes of Rinvoq in atopic dermatitis (AD), as well as Phase 3 data for Rinvoq in vitiligo and AA. The company also presented data highlighting the safety and efficacy of new and emerging products in AbbVie's aesthetics portfolio, including trenibotulinumtoxinE.

•AbbVie announced the FDA approved a supplemental new drug application (sNDA) for the combination regimen of Venclexta (venetoclax) and acalabrutinib for the treatment of previously untreated adult patients with chronic lymphocytic leukemia (CLL). This approval establishes the Venclexta and acalabrutinib combination as the first all-oral, fixed-duration regimen for previously untreated CLL, offering patients the potential of time off treatment. The approval is supported by data from the Phase 3 AMPLIFY trial.

•At the Society of Gynecologic Oncology (SGO) Annual Meeting, AbbVie presented Phase 2 data for Elahere in platinum-sensitive ovarian cancer (PSOC). Results from the IMGN853-0420 trial showed a more than 60 percent objective response rate (ORR) and consistent safety findings with Elahere plus carboplatin followed by a continuation of Elahere monotherapy in patients with folate receptor alpha (FRα)-expressing PSOC. These findings highlight Elahere’s potential expanding role across the ovarian cancer treatment continuum.

•AbbVie announced it received a Complete Response Letter (CRL) from the FDA regarding the Biologics License Application (BLA) for trenibotulinumtoxinE (trenibotE), a first-in-class botulinum neurotoxin serotype E with a rapid onset of effect and short duration. In its letter, the FDA requested additional information about manufacturing processes. The CRL does not identify any safety or efficacy concerns for trenibotE and does not request additional clinical studies. AbbVie is confident that it can address the FDA's comments promptly and expects to submit a thorough response in the coming months.

•AbbVie announced positive topline results from the multiple ascending dose (MAD) part of its Phase 1 study evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of ABBV-295, in adults with a mean body mass index (BMI) of less than 30 kg/m2. In the study, ABBV-295 treatment showed clinically meaningful body weight reduction at week 12 (weekly dosing) and week 13 (every other week and monthly dosing after week 5). ABBV-295 also demonstrated a favorable tolerability profile at all evaluated dose levels, with no serious adverse events reported. Data support continued development of ABBV-295 as a potentially differentiated treatment for chronic weight management, with a non-incretin-based mechanism of action.

•AbbVie announced a $1.4 billion investment to build a 185-acre pharmaceutical manufacturing campus in Durham, North Carolina. The state-of-the-art campus will integrate advanced manufacturing and laboratory technologies with artificial intelligence (AI) to support the production of AbbVie’s immunology, neuroscience and oncology medicines.

Recent Events (Continued)

•AbbVie announced a $380 million investment to build two new active pharmaceutical ingredient (API) manufacturing facilities at its North Chicago, Illinois, campus. These state-of-the-art facilities will integrate advanced manufacturing technologies with AI to support the production of AbbVie's next-generation neuroscience and obesity medications.

•AbbVie announced the opening of the Allergan Medical Institute (AMI) Training Center in Austin, Texas. This location marks the third U.S. AMI Training Center opened in the last year, reflecting AbbVie's continued investment in aesthetics training and education.

Full-Year 2026 Outlook

AbbVie is raising its adjusted diluted EPS guidance for the full year 2026 from $13.96 - $14.16 to $14.08 - $14.28, which includes an unfavorable impact of $0.41 per share related to acquired IPR&D and milestones expense incurred year-to-date through the first quarter 2026. The company's 2026 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred beyond the first quarter of 2026, as both cannot be reliably forecasted.
About AbbVie

AbbVie's mission is to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas including immunology, neuroscience and oncology – and products and services in our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on LinkedIn, Facebook, Instagram, X and YouTube.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central Time to discuss our first-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central Time.

Non-GAAP Financial Results

Financial results for 2026 and 2025 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with generally accepted accounting principles in the United States (GAAP) and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, changes to laws and regulations applicable to AbbVie's industry, the impact of global macroeconomic factors, such as economic downturns or uncertainty, international conflict, trade disputes, tariffs and other uncertainties and risks associated with global business operations. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2025 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gabby Tarbert	Liz Shea
(224) 244-0111	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended March 31, 2026
(Unaudited)

				% Change vs. 1Q25
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$10,969	$4,033	$15,002	9.9%	19.9%	12.4%	11.4%	10.3%

Immunology	5,537	1,753	7,290	13.4	26.9	16.4	17.3	14.3
Skyrizi	3,775	708	4,483	29.3	39.8	30.9	28.0	29.2
Rinvoq	1,405	714	2,119	15.1	43.4	23.3	32.6	20.2
Humira	357	331	688	(52.0)	(12.3)	(38.6)	(17.4)	(40.3)

Neuroscience	2,459	416	2,875	24.7	34.4	26.0	21.8	24.3
Vraylar	902	3	905	18.2	67.6	18.4	58.9	18.4
Botox Therapeutic	842	167	1,009	16.5	16.3	16.5	6.7	14.9
Ubrelvy	330	9	339	41.7	29.2	41.4	22.9	41.2
Qulipta	250	46	296	45.4	>100.0	53.6	99.7	51.3
Vyalev	89	112	201	>100.0	98.3	>100.0	76.9	>100.0
Other Neuroscience	46	79	125	(38.9)	(1.5)	(19.6)	(11.7)	(24.8)

Oncology	882	749	1,631	(14.1)	23.4	(0.2)	15.7	(3.0)
Venclexta	341	429	770	9.2	21.4	15.7	10.1	9.7
Imbruvica[b]	332	224	556	(37.4)	7.2	(24.7)	7.2	(24.7)
Elahere	160	38	198	(2.9)	>100.0	10.7	>100.0	8.3
Epkinly[c]	25	58	83	22.1	89.3	62.0	81.8	57.6
Other Oncology	24	—	24	n/m	n/m	n/m	n/m	n/m

Aesthetics	704	482	1,186	9.8	4.5	7.6	(1.5)	5.1
Botox Cosmetic	371	297	668	25.8	13.9	20.2	7.1	17.0
Juvederm Collection	85	147	232	12.2	(5.3)	0.4	(10.3)	(2.9)
Other Aesthetics	248	38	286	(8.4)	(15.7)	(9.4)	(20.5)	(10.1)

Other Key Products	816	179	995	28.5	3.0	23.0	(7.9)	20.7
Mavyret	183	168	351	28.3	2.4	14.5	(8.6)	8.6
Creon	361	—	361	1.8	n/m	1.8	n/m	1.8
Linzess	272	11	283	96.9	12.7	91.5	3.0	90.9
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
c Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	First Quarter Ended March 31
	2026	2025
Net revenues	$15,002	$13,343
Cost of products sold	4,218	4,002
Selling, general and administrative	3,578	3,293
Research and development	2,472	2,067
Acquired IPR&D and milestones	744	248
Total operating costs and expenses	11,012	9,610

Operating earnings	3,990	3,733

Interest expense, net	645	627
Other expense, net	2,306	1,445
Earnings before income tax expense	1,039	1,661
Income tax expense	342	372
Net earnings	697	1,289
Net earnings attributable to noncontrolling interest	2	3
Net earnings attributable to AbbVie Inc.	$695	$1,286

Diluted earnings per share attributable to AbbVie Inc.	$0.39	$0.72

Adjusted diluted earnings per share[a]	$2.65	$2.46

Weighted-average diluted shares outstanding	1,774	1,772

a    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1. Specified items impacted results as follows:

	Quarter Ended March 31, 2026
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$1,039	$695	$0.39
Adjusted for specified items:
Intangible asset amortization	1,748	1,498	0.85
Change in fair value of contingent consideration	2,387	2,325	1.31
Other	395	193	0.10
As adjusted (non-GAAP)	$5,569	$4,711	$2.65
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended March 31, 2026 included acquired IPR&D and milestones expense of $744 million on a pre-tax and $738 million on an after-tax basis, representing an unfavorable impact of $0.41 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended March 31, 2026
(in millions)	Cost of products sold	SG&A	R&D	Other expense, net
As reported (GAAP)	$4,218	$3,578	$2,472	$2,306
Adjusted for specified items:
Intangible asset amortization	(1,748)	—	—	—
Change in fair value of contingent consideration	—	—	—	(2,387)
Other	(8)	(177)	(204)	(6)
As adjusted (non-GAAP)	$2,462	$3,401	$2,268	$(87)
3. The adjusted tax rate for the first quarter of 2026 was 15.4 percent, as detailed below:

	Quarter Ended March 31, 2026
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$1,039	$342	32.9%
Specified items	4,530	514	11.3%
As adjusted (non-GAAP)	$5,569	$856	15.4%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1. Specified items impacted results as follows:

	Quarter Ended March 31, 2025
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$1,661	$1,286	$0.72
Adjusted for specified items:
Intangible asset amortization	1,858	1,574	0.89
Change in fair value of contingent consideration	1,518	1,477	0.83
Other	62	33	0.02
As adjusted (non-GAAP)	$5,099	$4,370	$2.46
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended March 31, 2025 included acquired IPR&D and milestones expense of $248 million on a pre-tax and $238 million on an after-tax basis, representing an unfavorable impact of $0.13 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended March 31, 2025
(in millions)	Cost of products sold	SG&A	R&D	Other expense, net
As reported (GAAP)	$4,002	$3,293	$2,067	$1,445
Adjusted for specified items:
Intangible asset amortization	(1,858)	—	—	—
Change in fair value of contingent consideration	—	—	—	(1,518)
Other	(28)	(13)	(16)	(5)
As adjusted (non-GAAP)	$2,116	$3,280	$2,051	$(78)

3. The adjusted tax rate for the first quarter of 2025 was 14.2 percent, as detailed below:

	Quarter Ended March 31, 2025
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$1,661	$372	22.4%
Specified items	3,438	354	10.3%
As adjusted (non-GAAP)	$5,099	$726	14.2%